UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 19, 2009

ACCOUNTABILITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30734 (Commission File Number)	11-3255619 (IRS Employer Identification Number)
195 Route 9 South, Suite 109 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 333-3622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01(b)	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective January 1, 2009 Miller, Ellin & Company, LLP merged its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (Rosen Seymour) which became our new principal accountant. Prior to the merger, the Company had not consulted with Rosen Seymour with respect to (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).

The Board of Directors of the Company has approved the change in accountants described herein.

The Company has requested Rosen Seymour to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company.  A copy of such letter, dated February 23, 2009, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1	Letter from Rosen Seymour Shapss martin & Company LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accountabilities, Inc.
(Registrant)

Date: February 25, 2009	/s/ Stephen DelVecchia
Name: Stephen DelVecchia
Title: Chief Financial Officer